    As filed with the Securities and Exchange Commission on December 21, 1999
                                            Registration No. 33-_____

                       Securities and Exchange Commission
                             Washington, D. C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        MCCORMICK & COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)

                  MARYLAND                                52-0408290
          (State or other jurisdiction of              (I.R.S. Employer
          incorporation or organization)               Identification No.)

              18 Loveton Circle                             21152
     (Address of Principal Executive Offices)             (Zip Code)

                        MCCORMICK & COMPANY, INCORPORATED
                           DEFERRED COMPENSATION PLAN
                              (Full title of plan)

                                Robert W. Skelton
                   Vice President, General Counsel & Secretary
                        McCormick & Company, Incorporated
                                18 Loveton Circle
                             Sparks, Maryland 21152
                                 (410) 771-7563
               (Name, address and telephone of agent for service)

        Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

                                             Proposed Maximum     Proposed Maximum       Amount of
Title of Securities       Amount to be        Offering Price          Aggregate        Registration
to be Registered           Registered*           Per Share*        Offering Price           Fee
Common Stock               100,000 shares          $29.47          $2,947,000               $819.27
(no par value)

         * Represents the aggregate number of shares available at December 21, 1999 for issuance under the Plans with the estimated offering price and registration fee, calculated in accordance with Rule 457 (c) and (h), based upon the average of the high and low price of the common stock of the Registrant on December 17, 1999 ($29.47).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.    PLAN INFORMATION*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATIOn*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents or designated portions thereof are incorporated herein by reference:

           (i) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1998, and all other reports filed pursuant to
           Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since November 30, 1998;

           (ii) The Company's Form 10 Registration Statement dated April 29, 1965 (Registration Statement File Number 0-748) registering stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended by Form 8 filed on August 16, 1988 with the Commission, which describes the Company's Securities; and

           (iii) All documents filed by the Company or the McCormick & Company, Incorporated Deferred Compensation Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not required.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legal validity of the issuance of the shares of Common Stock and Common Stock Non-Voting offered by the Prospectus has been passed upon by Robert W. Skelton, Vice President and General Counsel of the Company. As of December 31, 1998, the record date for the 1999 Annual Meeting of Stockholders, Mr. Skelton owned 34,493 shares of the Company's Common Stock and 18,781 shares of Common Stock Non-Voting, which includes shares of Common Stock and Common Stock Non-Voting beneficially owned by Mr. Skelton alone or jointly with his spouse and children who have the same home as Mr. Skelton. It also includes shares which could be acquired within 60 days of December 31, 1998 pursuant to the exercise of stock options and shares beneficially owned by virtue of his participation in the McCormick Profit Sharing Plan. Ernst & Young LLP, independent auditors, have no reportable interest in the Company.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Company's By-Laws and the Maryland General Corporation Law, the directors and officers of the Company may be entitled to indemnification in respect to threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative ("proceedings") to which they are made a party by reason of their position as a director or officer of the Company. In the case of conduct in their official capacity with the Company, directors and officers will be entitled to indemnification so long as they acted in good faith and in a manner which they reasonably believed was in the best interests of the Company, and in all other cases they will be entitled to indemnification so long as they acted in good faith and in a manner that was at least not opposed to the best interests of the Company. In the case of criminal proceedings, the director or the officer also must have had no reasonable cause to believe that the conduct was unlawful.

     If the director or officer is successful on the merits or otherwise in the defense of any proceedings, the director or officer will be entitled to indemnification against reasonable expenses incurred in connection with the proceedings regardless of whether the foregoing standards are met. In addition, a court of competent jurisdiction may order indemnification if it determines that the director or officer has met the foregoing standards, or even if not, if it determines that the director or officer is entitled to indemnification in view of all the relevant circumstances.

     Any indemnification required or permitted by the Company's By-Laws and the Maryland General Corporation Law may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding. However, if the proceeding is by or in the right of the Company, indemnification may be made only against expenses and may not be made in respect of any proceeding in which the director or officer is adjudged to be liable to the Company.

     Under the Company's Charter, the monetary liability of directors and officers to the Company or its stockholders is eliminated except for, and to the extent of, actual receipt of an improper benefit in money, property or services, or in respect to an adjudication based upon a finding of active and deliberate dishonesty material to the cause of action adjudicated.

     The Company also maintains for the benefit of its directors and officers insurance covering certain liabilities asserted against or incurred by such persons in their capacity as, or as a result of their position of, director or officer of the Company. This insurance may afford protection for liabilities not subject to indemnification under the Company's By-Laws and the Maryland General Corporation Law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.    EXHIBITS

     See Exhibit Index.

ITEM 9.    UNDERTAKINGS

     A.    The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           (3) To remove the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 21st day of December, 1999.

                                 McCORMICK & COMPANY, INCORPORATED

                                      By:   ___________________________
                                                Robert J. Lawless

                                 Chairman, President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Principal Executive Officer:


___________________________     Chairman, President &         December 21, 1999
   Robert J. Lawless            Chief Executive Officer


Principal Financial Officer


_________________________       Executive Vice President &    December 21, 1999
   Francis A. Contino           Chief Financial Officer


Principal Accounting Officer


___________________________     Vice President &              December 21, 1999
   J. Allan Anderson            Controller

         A majority of the Board of Directors:

JAMES T. BRADY, FRANCIS A. CONTINO, ROBERT G. DAVEY, EDWARD S. DUNN, JR., FREEMAN A. HRABOWSKI, III, ROBERT J. LAWLESS, CARROLL D. NORDHOFF, ROBERT W. SCHROEDER, WILLIAM E. STEVENS AND KAREN D. WEATHERHOLTZ.

By: ___________________________  Attorney-in-fact        December 21, 1999
      Robert W. Skelton



THE MCCORMICK & COMPANY, INCORPORATED DEFERRED COMPENSATION PLAN. Pursuant to the requirements of the Securities Act of 1933, the McCormick & Company, Incorporated Deferred Compensation Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore, and the State of Maryland, on the 21st day of December, 1999.

MCCORMICK & COMPANY, INCORPORATED DEFERRED COMPENSATION PLAN

By:      Plan Committee
         (Executive Committee)

By:      ___________________________
           Robert W. Skelton
           Attorney-in-Fact

                               CONSENT OF COUNSEL

         The consent of Robert W. Skelton, Esquire is included in the opinion filed as Exhibit 5 to the Registration Statement.

                                  EXHIBIT INDEX

                   EXHIBIT                               REFERENCES
                   -------                               ----------

(4)     Instruments defining the rights of  Restatement of Charter of McCormick
        security holders, including         & Company, Incorporated dated April
                                            16, 1990, (See Exhibit #4,
                                            Registration Statement on S-8, (See
                                            Exhibit #4, Registration Statement
                                            on Restatement of Charter of
                                            McCormick & Company, Incorporated
                                            dated April 16, 1990, (See Exhibit
                                            #4, Registration Statement on Form
                                            S-, Registration No. 33-39582 filed
                                            March 25, agrees to furnish a copy
                                            of any such instrument upon request
                                            of the Commission. 1991), as amended
                                            by the Articles of Amendment dated
                                            April l, 1992 (See Exhibit #4,
                                            Registration Statement on Form S-8,
                                            Registration No. 33-59842 filed
                                            March 19, 1993). No instrument of
                                            Registrant with respect to long-term
                                            debt involves an amount of
                                            authorized securities which exceeds
                                            10 percent of the total assets of
                                            the Registrant and its subsidiaries
                                            on a consolidated basis. Registrant
                                            agrees to furnish a copy of any such
                                            instrument upon request of the
                                            Commission.

(5)     Opinion re:  legality               Opinion of Robert W. Skelton,
                                            Esquire, attached.

(15)    Letter re:  unaudited, interim      Not applicable.
        financial information

(23)    Consents of experts and counsel     See "Consent of Independent
                                            Auditors" and Exhibit #5

(24)    Power of Attorney                   Attached.